UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 8, 2007

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2007, the Compensation Committee of the Board of Directors of Polycom, Inc. (“Polycom” or the “Company”) determined that Joseph A. Sigrist would participate in the Company’s Management Bonus Plan for the remainder of fiscal year 2007 and that, in his role as Senior Vice President and General Manager of the newly-created Video Solutions Business, his performance goals under the Management Bonus Plan would be set as follows for the remainder of the fiscal year: (i) 50% to the achievement of targets for consolidated revenue and consolidated non-GAAP operating income (adjusted for acquisitions made during the performance period, if any) of the Company as a whole, weighted in accordance with a pre-determined performance matrix, and (ii) 50% to the achievement of targets for consolidated revenue and consolidated non-GAAP operating income (adjusted for acquisitions made during the performance period, if any) of the Company’s Video Solutions Business, weighted in accordance with a pre-determined performance matrix.

On August 9, 2007, Polycom entered into a Transition Agreement (the “Agreement”) with Philip B. Keenan. Pursuant to the terms of the Agreement, Mr. Keenan has agreed to remain with Polycom as Chief Evangelist, responsible for promoting technology and collaboration business solutions, until March 31, 2008. In such role, Mr. Keenan will receive his normal compensation and benefits package, including the applicable portion of the annual incentive payment to be provided under the 2007 Management Bonus Plan, to the extent earned under such plan. Polycom has agreed not to terminate Mr. Keenan’s employment prior to March 31, 2008, other than for Cause, as defined in the Agreement. Mr. Keenan’s resignation for Good Reason, as defined in the Agreement, shall be considered a termination other than for Cause.

Upon his resignation from Polycom, Mr. Keenan has agreed to non-competition and non-solicitation provisions for a period of one year following the termination of his employment with Polycom. Further, upon Mr. Keenan’s execution and non-revocation of a legal release of claims, Mr. Keenan will receive the following separation pay from Polycom: (1) a lump sum severance payment in the amount of $173,950, less applicable withholdings; (2) a lump sum amount equal to COBRA insurance premiums for a period of six months, which at current premium rates is valued at approximately $10,000; (3) a lump sum payment equal to 50% of his annualized quarterly bonus incentive payment, or 1/8th of the total annual incentive payment, to the extent earned under the then-applicable Management Bonus Plan (Mr. Keenan’s target annual bonus percentage is currently set at 60% of his annual base salary of $347,900); (4) retention of his Polycom-issued mobile phone, PDA and laptop computer; and (5) reimbursement for outplacement services up to a maximum amount of $10,000.

A copy of Mr. Keenan’s Agreement will be filed as an exhibit to Polycom’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ SAYED M. DARWISH
Sayed M. Darwish
Senior Vice President, General Counsel, and Secretary

Date: August 10, 2007

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